UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

Polaris Industries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-11411	41-1790959
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 Highway 55, Medina, Minnesota		55340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-542-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

At the Annual Meeting of Shareholders of Polaris Industries Inc. (the "Company") held on April 21, 2005 (the "2005 Annual Meeting"), the Company’s shareholders approved amendments to the Polaris Industries Inc. Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"). The Deferred Compensation Plan was amended to (i) increase the number of shares of common stock eligible for award under the plan by 50,000 shares; (ii) extend the term of the plan to May 31, 2010 and (iii) shift administrative responsibilities under the plan from the Company’s Chief Financial Officer to the Compensation Committee.

At the 2005 Annual Meeting, the Company’s shareholders also approved amendments to the Polaris Industries Inc. 1996 Restricted Stock Plan (the "Restricted Stock Plan"). The Restricted Stock Plan was amended to (i) increase the number of shares of common stock eligible for award under the plan by 250,000 shares; (ii) extend the term of the plan to May 31, 2011; (iii) incorporate into the plan performance goals to be used in the case of awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code and (iv) rename the plan as the Polaris Industries Inc. Restricted Stock Plan.

The complete text of the Deferred Compensation Plan and the Restricted Stock Plan, each as amended and restated, is included as Exhibit 10.g and Exhibit 10.n, respectively, to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.g Polaris Industries Inc. Deferred Compensation Plan for Directors, as amended and restated.

10.n Polaris Industries Inc. Restricted Stock Plan, as amended and restated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polaris Industries Inc.

April 26, 2005	By:	/s/ Michael W. Malone

Name: Michael W. Malone
Title: Vice President-Finance, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.g	Polaris Industries Inc. Deferred Compensation Plan for Directors, as amended and restated
10.n	Polaris Industries Inc. Restricted Stock Plan, as amended and restated